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                                                                 EXHIBIT 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of West Coast Bancorp pertaining to Vancouver Bancorp Incentive Stock Option and Nonstatutory Stock Option Plan and Vancouver Bancorp Employee Stock Option Plan of our reports dated January 30, 1996 incorporated by reference in West Coast Bancorp's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.


                                                     /s/  ARTHUR ANDERSEN LLP



Portland, Oregon
  August 6, 1996